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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES


                                        Jurisdiction or
Name                                    State of Incorporation
- ----                                    ----- -- -------------
Citizens & Northern Bank                Pennsylvania
Bucktail Life Insurance Company         Arizona